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                                                                   EXHIBIT 10.22


SECURED PROMISSORY NOTE

UP TO $2,000,000                                        July 11, 2001

                                    SECTION I

                                  INDEBTEDNESS

FOR VALUE RECEIVED, the undersigned, NeoMedia Technologies, Inc., a Delaware corporation ("Maker"), intending to be legally bound, hereby unconditionally promises to pay to the order of AirClic Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America via wire transfer of immediately available funds or certified check at the business office of Payee or at such place as the holder of this Note shall have designated in writing to Maker:

(a) the Principal Amount (as defined below), together with all accrued but unpaid interest thereon, ON DEMAND at the earliest to occur of. (1) the date upon which Maker raises not less than $5 million in equity financing from a source other than Payee; (11) six months from the date of this Note, or (111) upon any Change in Control of Maker (in each case, the "Maturity Date");

(b) interest on the unpaid balance of the Principal Amount from time to time outstanding from the date hereof through and including the Maturity Date at a rate equal to 8% per annum (the "Interest Rate"), payable at the Maturity Date, until the entire Principal Amount, together will all accrued interest is paid in full, such payment of interest, if not paid when due, shall be added to the Principal Amount; and

(c) after the Maturity Date, or upon the occurrence of an Event of Default (as hereinafter defined), until payment in full of the Principal Amount and all accrued but unpaid interest thereon, the Principal Amount and, to the extent permitted by law, payments of interest due thereunder in cash shall bear interest, payable on demand, at a rate equal to the Interest Rate, plus 2% per annum.

(d) Maker shall have the right to prepay this Note, in whole or in part, without penalty;

(e) Notwithstanding the foregoing, this Note shall be considered fully satisfied and Maker shall have no payment obligation to Payee hereunder and Payee shall have no further rights hereunder, upon the closing of the proposed transaction between Payee and Maker as contemplated in that certain Letter Agreement dated July 3, 2001 (the"LOI"),


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                                    SECTION 2

                                  DEFINED TERMS

2.1 Defined Terms. The following terms which are defined in the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

         "Change in Control " shall mean any of the following: (a) a merger, consolidation or other business combination or transaction to which Maker is a party if the stockholders of Maker immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have beneficial ownership of voting securities representing less than 50% of the securities of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or group of direct or indirect beneficial ownership of securities of Maker resulting in such person, entity or group having direct or indirect beneficial ownership of more than 30% of the securities of Maker calculated on a fully diluted basis; or (iii) a sale of all or substantially all of the assets of Maker.

         "Code" means the Uniform Commercial Code as from time to time in effect in the State of Florida, or the State of Illinois, as applicable.

         "Collateral" shall have the meaning assigned to it in Section 3 of this Note.

         "Contracts" means the contracts entered into by Maker all such contracts to include (a) all rights of Maker to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Maker to damages arising out of, or for, breach or Default in respect thereof and (c) all rights of Maker to perform and to exercise all remedies thereunder.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, provincial, state, local or foreign court or governmental, quasi-governmental or regulatory body, commission, bureau, agency or authority that is binding on any Person or its property under applicable Law.

         "Default" means (a) a breach, default or violation, (b) with respect to any Law, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a violation or a right to penalties, or cause an Encumbrance to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages on a payment of penalties, which, in the case of each of the foregoing subsections (a), (b) and
(c) would have a material adverse effect upon Makers ability to repay this Note if such breach, default or violation remains uncured after notice and 30 day opportunity to cure.

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         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Notwithstanding anything to the contrary, Encumbrances shall not include licenses, service agreements or other rights granted in the ordinary course of business relating to Maker's Intellectual Property or its technology or service offering.

         "Indebtedness" means any obligation for borrowed money, including any capital lease obligation.

         "Intellectual Property" means all of Maker's Patents, Trademarks and Copyrights (as each such term is defined in the IP Security Agreement).

         "IP Security Agreement" means the Patents, Trademarks and Copyrights Security Agreement, dated as of the date of this Note, executed by Payee in favor of Maker.

         "Law" means any statute, law, ordinance, regulation, order, rule or common law of any federal, provincial, state, local, foreign or other governmental or quasi-governmental agency or body or of any other type of regulatory body or court, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Liability" means any material direct or indirect liability, Indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent accrued or unaccrued, due or to become due, liquidated or unliquidated, known or unknown.

         "Litigation" means any material lawsuit, claim, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Loan Document" means this Note, the IP Security Agreement, the UCC financing statements and any other documents entered into or delivered in connection with the Obligations evidenced by this Note.

         "LOI" is defined in subsection (e) of Section I hereof.

         "Obligations" means the unpaid principal of, any premium applicable to, and interest on (including, without limitation, interest accruing after the Maturity Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Maker, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of Maker to Payee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Payee) or otherwise.

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

         "Person" means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature,

         "Principal Amount" means a total of $500,000 on the date hereof, plus an additional $500,000 on the date that is 14 days from the date hereof, provided that Payee has made its Required Contribution (as defined below), plus an additional $1,000,000 on the date that the Maker and Payee have entered into definitive documentation with respect to the transactions contemplated by the LOI, provided that Payee has made its Required Contribution (as defined below), plus all accrued interest required to be added to the Principal Amount pursuant to Section I (a) hereof. The parties hereto agree to sign an Exhibit A hereto at each Required Contribution which shall evidence the then current Principal Amount due under this Note (exclusive of any accrued interest thereon) after such Required Contribution.

         "Required Contribution" means (a) $500,000 which Payee hereby agrees to contribute to the Maker on the date that is 14 days from the date hereof, provided that no Default or Event of Default has occurred under this Note, and provided further, that the Maturity Date has not yet occurred, and (b) $1,000,000 which Payee hereby agrees to contribute to the Maker on the date that the Maker and Payee have entered into definitive documentation with respect to the transactions contemplated by the LOI, provided that no Default or Event of Default has occurred under this Note, and provided further, that the Maturity Date has not yet occurred. Notwithstanding anything herein to the contrary, there shall be no obligation to fund additional loans during the pendancy of any applicable cure period.

                                    SECTION 3

                               SECURITY AGREEMENT

3.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, demand or otherwise) of the Obligations, Maker hereby grants to the Payee, a security interest in all of the following property now owned or at any time hereafter acquired by Maker or in which Maker now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), all Accounts, Chattel Paper, Contracts, Documents, all Equipment, General Intangibles, Instruments, Inventory, Investment Property, Intellectual Property and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                                    SECTION 4

REPRESENTATIONS AND WARRANTIES OF MAKER


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Maker hereby represents and warrant to Payee as follows:

4.1 Organization and Standing. Maker is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. Maker has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Maker is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition (a "Material Adverse Effect").

4.2 Corporate Power. Maker has all requisite legal and corporate power and authority to execute and deliver this Note and the other Loan Documents to carry out and perform its obligations under the terms of this Note, the other Loan Documents and the transactions contemplated hereby.

4.3 Authorization. All corporate action on the part of Maker, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Note and the other Loan Documents by Maker, and the performance of all of Maker's Obligations. This Note and the other Loan Documents constitute valid and legally binding obligations of Maker, enforceable in accordance with its terms. The execution, delivery and performance of this Note and the other Loan Documents (a) are not in contravention of Law or the terms of Maker's by-laws, certificate of incorporation or other applicable documents relating to Maker's formation or to the conduct of Maker's business or of any material agreement or undertaking to which Maker is a party or by which Maker is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Encumbrances upon any asset of Maker under the provisions of any material agreement or other instrument to which Maker is a party or by which it or its property may be bound.

4.4 Financial Statements; Solvency

(a) The Financial Statements ("Financial Statements") of the Maker that have been filed as part of the Maker's regulatory filings with the U.S. Securities and Exchange Commission are correct and complete in all material respects. The Financial Statements have been prepared using the same methods and criteria and are consistent in all material respects with the books and records of the Company. There have not been any material transactions which have not been recorded in the accounting records underlying such Financial Statements. The Financial Statements present in all material respects the financial position, results of operations and the assets and the known Liabilities of Maker as of the dates thereof, and for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes.

Maker is solvent, able to pay its debts in the ordinary course of business, and the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amounts of its liabilities.


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4.5 Liabilities. Maker has no material Liabilities, other than Liabilities reflected or reserved for on the Financial Statements and those Liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements.

4.6 Litigation. Except as set forth in Schedule A attached hereto, there is no Litigation that is pending or, to Maker's knowledge, threatened against or related to Maker or reasonably likely to be made against Maker, there has been no material Default under any Laws or Court Orders applicable to Maker, and Maker has not received any written notices from any Person or governmental entity regarding any alleged material Defaults under any Laws.

4.7 Intentionally Deleted

4.8 Licenses and Permits. Maker (a) is in material compliance with and (b) has procured and is now in possession of, all material licenses or pen-nits required by any applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in such compliance or to procure such licenses or permits could have a Material Adverse Effect.

4.9 Defaults. Maker has not received notice of, and does not have actual knowledge of, any default by Maker in the payment of the principal of or interest on any material Indebtedness or under any instrument or agreement under or subject to which any material Indebtedness has been issued and no Default has occurred under the provisions of any such instrument or agreement.

4.10 Title; No Other Encumbrances. Except as set forth in Schedule B attached hereto, Maker owns each item of the Collateral free and clear of any and all Encumbrances. Except as set forth in Schedule B attached hereto, no security agreement, financing statement or other public notice with respect to any or all of the Collateral is on file or of record in the States of Illinois or Florida, or the US Patent and Trademark Office, which are the states and locations in which substantially all of the assets of Maker are located. To the best of its knowledge, no other security agreement, financing statement or other public notices exist with regard to other jurisdictions.

4.11 Perfected First Priority Security Interest. Except as set forth in Schedule B, the security interest granted pursuant to this Note and the IP Security Agreement will constitute upon the completion of all necessary filings or notices in proper public offices or the taking of any necessary possessions or similar acts, perfected security interests on all Collateral, which are prior to all other Encumbrances on such Collateral created by Maker and in existence on the date hereof.

4.12 Inventory and Equipment. The Inventory and the Equipment are, as of the date hereof, kept at the chief executive office; the Ft. Lauderdale, FL office; the Lisle, IL office of Maker and have not been kept at any other location within the five-month period ending on the date hereof, except to the extent Equipment is issued to employees for use at home, and except for equipment located at the Sterling, VA co-location site and for certain equipment to be disposed of in Guatemala; Public Storage, Inc. storage facility 423104 located in Ft. Lauderdale, FL and Budget Self Storage facility located at 3111 Cleveland Ave, 33901, unit #1034.

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4.13 Chief Executive Office, Maker's chief executive office and chief place of business is located at 2201 Second Street, Suite 600, Fort Myers, Florida. Maker has no other office, other than Lisle, Illinois; Monterey, Mexico and Ft. Lauderdale, FL.

                                    SECTION 5

                                    COVENANTS

5.1 Further Assurances. At any time and from time to time, upon the written request of Payee, and at the sole expense of Maker, Maker will promptly and duly execute and deliver such further instruments and documents and take such further action as Payee may reasonably request for the purpose of obtaining or preserving the full benefits of this Note and the security interests granted hereunder and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any such jurisdiction with respect to the Encumbrances created hereby. In the event Maker fails to or refuses to sign such a financing or continuation statement, Maker also hereby authorizes the Payee to file any such financing or continuation statement without the signature of Maker to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Note shall be sufficient as a financing statement for filing in any jurisdiction

5.2 Encumbrances. Maker (x) shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Encumbrances on or to the Collateral, other than the Encumbrances created hereby, other than those set forth on Schedule B and (y) will defend the right, title and interest of Payee in and to any of the Collateral against the claims and demands of all Persons whomsoever, except as set forth on Schedule B.

5.3 Indebtedness. Maker shall not incur, create, assume or have any Indebtedness except pursuant to this Note or as disclosed in the Financial Statements, other than in the ordinary course of business, provided that Maker shall give Payee written notice of any such Indebtedness promptly after incurrence thereof.

5.4 Sale of Collateral. Maker shall not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except in the ordinary course of business and except with respect to the VAR business as contemplated by the LOI.

5.5 Intentionally Deleted.

5.6 Guarantees. Maker shall not become liable upon the obligations of any other person by assumption, endorsement or guaranty thereof or otherwise.



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5.7 Dividends. Maker shall not declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Maker (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Maker.

5.8 Prepayments. Maker shall not, at any time, directly or indirectly, prepay any Indebtedness (other than to Payee), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Maker.

5.9 Notice of Default. Maker shall give Payee immediate notice of any Default or Event of Default under this Note.


                                    SECTION 6

                         APPOINTMENT OF ATTORNEY-IN-FACT

6.1. Payee's Appointment as Attorney-in-Fact.

(a) Powers. Maker hereby irrevocably constitutes and appoints Payee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Maker and in the name of Maker or in its own name, from time to time (in the Payee's discretion), during any period in which an Event of Default is continuing after notice and 30 day opportunity to cure, for the purpose of carrying out the terms of this Note, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Note, and, without limiting the generality of the foregoing, Maker hereby gives Payee the power and right, on behalf of Maker, without notice to or assent by Maker, to do the following:

     (i) at any time when any Event of Default shall have occurred and is continuing after notice and 30 day opportunity to cure, in the name of Maker or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Payee for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

    (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Note and to pay all or any part of the premiums therefor and the costs thereof; and


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


   (iii) upon the occurrence and during the continuance of any Event of Default, after notice and 30 day opportunity tot cure (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Payee or as Payee shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (E) to defend any suit, action or proceeding brought against Maker with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Payee may deem appropriate; (G) to assign any copyright, trademark or patent (along with the goodwill of the business pertaining thereto), throughout the world for such term or terms, on such conditions, and in such manner, as Maker shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Payee were the absolute owner thereof for all purposes, and to do, at the Payee's option and Maker's expense, at any time, or from time to time, all acts and things which Payee deems necessary to protect, preserve or realize upon the Collateral and the Payee's liens thereon and to effect the intent of this Note, all as fully and effectively as Maker might do. Maker hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

(b) No Duty on the Part of the Payee. The powers conferred on Payee hereunder are solely to protect the interests of Payee in the Collateral and shall not impose any duty upon Payee to exercise any such powers. Payee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Maker for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.


                                    SECTION 7

                                     DEFAULT

7.1 Event of Default. An "Event of Default" under this Note means the occurrence of any of the following:

(a) the failure of Maker to make any payment of principal or, interest or other sums due under this Note as and when due;

(b) if Maker shale (A) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors,
(C) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law providing for the relief of debtors, (E) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under such Bankruptcy Code, or (F) take any corporate action for the purpose of effecting any of the foregoing;

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

(c) if a proceeding or case shall be commenced against Maker in any court of competent jurisdiction for the (A) winding up, or composition or readjustment of debts, of Maker or the Company, (B) appointment of a trustee, receiver, custodian, liquidator or the like of Maker, or of all or any substantial part of any of their assets, or (C) grant of relief similar to that specified in the foregoing clauses (A) and (B) in respect of Maker or the Company under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days, or any order for relief against Maker shall be entered in an involuntary case under such Bankruptcy Code;

(d) the admission in writing by Maker of its inability to pay its debts as they become due; or

(e) the breach or failure to perform by Maker of any other agreement, covenant, representation or warranty contained in this Note, any other Loan Document or any other agreement entered into between Maker and Payee, which (if capable of being cured) remains uncured 30 days after notice thereof.

7.2 Remedies.

(a) If an Event of Default exists under the provisions of this Note, which remains uncured after notice and opportunity to cure, Payee may accelerate the entire balance outstanding under this Note by written notice to Maker, and the entire balance outstanding under this Note together with any accrued but unpaid interest or other charges shall become immediately due and payable 3 business days after receipt by Maker of said notice. At such time Payee shall be entitled to exercise any remedies that it may have at law, or in equity, in order to collect its debt hereunder including, without limitation, the commencement of legal proceedings against Maker.

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

(b) If an Event of Default shall occur and be continuing, after notice and opportunity to cure, Payee may exercise, in addition to all other rights and remedies granted in this Note and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Payee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Maker or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Payee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Payee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Maker, which right or equity is hereby waived, to the extent permitted by applicable law, or released. Payee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Payee hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Payee may elect, and only after such application and after the payment by Payee of any other amount required by any provision of law need Payee account for the surplus, if any, to Maker. To the extent permitted by applicable law, Maker waives all claims, damages and demands it may acquire against Payee arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section 7 shall relieve Payee from liability arising from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Maker shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Payee to collect such deficiency.

(c) The rights, powers and remedies provided herein in favor of Payee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of Payee existing at law or in equity and may be exercised concurrently, independently or successively by Payee hereof in such Payee's discretion.

                                    SECTION 8

                                      COSTS

Maker shall pay all costs of collection, including without limitation reasonable attorneys' fees and legal expenses, incurred by the holder hereof with respect to any default by Maker hereunder or incurred by Payee in endeavoring to collect any amounts properly payable hereunder. Such amounts, until paid by Maker, shall be added to the principal hereof and shall bear interest, from the date of demand for payment therefor through the date of payment thereof, at the default rate of interest specified in clause (c) of Article I above.

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                                    SECTION 9

                                 MISCELLANEOUS

9.1 Contents of Note. This Note sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements or understandings among the parties regarding those matters.

9.2 Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and wholly to be performed within the Commonwealth of Pennsylvania by residents of the Commonwealth of Pennsylvania. Each of the parties hereto hereby consent that any action or proceeding arising out of this Note shall be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, or if jurisdiction is appropriate, in the United States District Court for the Easter District of Pennsylvania at Philadelphia, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such court for the purposes of any such action or proceeding.

9.3 Amendment, Parties in Interest, Assignment, Etc. This Note may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Note shall confer any rights upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Any term or provision of this Note may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

9.4 Interpretation. Unless the context of this Note clearly requires otherwise,
(a)references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Note. The section and other headings contained in this Note are for reference purposes only and shall not control or affect the construction of this Note or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Note unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes (unless expressly stated otherwise) that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

9.5 Counterparts. This Note may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.6 Headings. The section headings of this Note are for convenience and shall not by themselves determine the interpretation of this Note.

9.7 Notices.

All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by US registered or certified mail, return receipt requested or Federal Express or other delivery service that provides for proof of receipt. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address set forth below, unless such address is changed by notice to the other Party hereto:

If to Payee:

AirClic Inc.
512 Township Line Road
Building 5, Suite 200
Blue Bell, PA 19422
Attn: John E. Parker

With a copy to:

Andrew Hamilton, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103

If to Maker:

NeoMedia Technologies, Inc.
2201 Second Street, Suite 600
Fort Myers, Florida 33901
Attn: Charles W. Fritz

With a copy to:
Steven Merrick, Esq.
Merrick & Klimek
401 South LaSalle, Suite 1302
Chicago, IL 60605

9.8 Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Note shall survive the execution and delivery of this Note.

9.9. Judicial Proceedings. Each party to this Note agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Note or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages. MAKER ACKNOWLEDGES AND AGREES THAT THIS
SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT PAYEE WOULD NOT EXTEND CREDIT TO MAKER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

IN WITNESS WHEREOF, Maker has executed this Note as of the date above set forth.

"Maker"

NEOMEDIA TECHNOLOGIES, INC.

By: /s/ Charles W. Fritz
   ----------------------
Name: Charles W. Fritz
Title: CEO & President

"Payee"

AIRCLIC INC.

By: /s/ John E. Parker
   ----------------------
Name: John E. Parker
Title:

[Signature Page to Secured Promissory Note]

EXHIBIT A TO SECURED PROMISSORY NOTE

Principal Amount (exclusive of interest thereon) as of __________= $____________

Acknowledged and Agreed to as of this _____ day of _______________by:

"Maker"

NEOMEDIA TECHNOLOGIES, INC.

By:____________________
Name:
Title:

"Payee",

AIRCLIC INC.

By:____________________
Name:
Title:

                      SCHEDULE A TO SECURED PROMISSORY NOTE
                                   LITIGATION

1. NeoMedia Technologies, Inc. v. Digital: Convergence Corporation
            2001

Jurisdiction: US District Court for the Northern District of Texas, Dallas Division

Type of Claim: Breach of Contract; $3M promissory note due from Digital Convergence 6-24-01, plus interest and attorneys fees

Outcome: pending

2. William Goins, III v. NeoMedia Technologies, Inc., Charles Fritz, JJ Keil and
John Lopiano                                       2001

Jurisdiction: Circuit Court for 20th Judicial Circuit for Sarasota County, FL EEOC charge of Racial and Age Discrimination filed with FL EEOC, transferred to Lee County.

Type of Claim: Breach of Contract; Fraudulent Inducement; Fraudulent Misrepresentation, Unpaid Wages, Unjust Enrichment; Violation of FL Statute 448.102; Complaint alleges damages in excess of $15,000. Claims for $90k severance; $257K for year 2000 bonus [On 6-14-01 bonus reduced to $98,550 per admin adjustment by comp committee]; unspecified damages for racial/age discrimination;

Outcome: pending

3. Christian Raffler v. NeoMedia Technologies, Inc.
            2001

Jurisdiction: no action filed (possibly Austria)
Type of Claim:
Outcome:
Summary: Former Employee of Vienna Austria office, Christian Raffler was let go due to cost cutting measures by company by a notice dated April 30, 1999, effective June 30, 1999. Raffler seeks payment for "per diems" incurred while employed, insurance reimbursement, outstanding salary in the amount of ATS 767.004, plus interest and legal costs for a total of ATS 825.280,97 (approx US$53,551.)

4. Year 2000 Bonus plan                                                 2001

Potential claims re: reduction in approved bonuses, per 6-14-01 comp committee meeting. Original payout balance $1,833,721 vs. $687,091 new payout balance for 19 participants.

Difference of $1,146,630. as potential claims. Claim by Bill Goins as part of his lawsuit, potential claim by former employee John Mantica.

5. Guatemalan Labor Court proceedings                                   2001

Guatemalan former employees claims for approx $125,000 in severance payments resulting from closing of the NeoMedia Guatemalan's subsidiary office and termination of employees. Guatemalan subsidiary has no money to make these payments and is being dissolved; NEOM engaged accounting firm to collect the assets (computer equipment, etc.) to sell these and distribute the proceeds among the employees.

6. Qode.com, Inc.                                                       2001

Letter dated April 9, 2001 from the successors-in-interest of Qode.com, Inc. (assets acquired by NEOM 3-1-01) alleging breach of rep/warranty; fraud in the inducement re: status of payment of DC license agreement; and anticipatory breach re: NEOM's funding commitments for Qode business unit. Subsequently, bankruptcy proceedings filed against Qode.com, Inc. by Qode.com's creditors. 7-2-01 Tentative settlement proposal between NEOM & Qode, being submitted to the bankruptcy court.

                      SCHEDULE B TO SECURED PROMISSORY NOTE
                                  ENCUMBRANCES

                                     Florida

Secured Party: IKON Office Solutions, 5850 Corporation Circle, Ft. Myers, FL
33905

Date Filed: 03/12/2001
Expiration: 03/12/2006
Description of Secured Property: Canon IC2100 NLQ 01432

Secured Party: Sanwa Leasing Corporation, P.O. Box 7023, Troy, MI 48007 Date Filed: 12/31/1996
Expiration: 12/31/2001
Description of Secured Property: Not available

Secured Party: Sanwa Leasing Corporation, P.O. Box 7023, Troy, MI 48007 Date Filed: 01/28/1997
Expiration: 01/28/2002
Description of Secured Property: 1 586 Dell P166 Computer s/n 81K9X; Lease 2-1207476

Secured Party : Sun Microsystems Finance, 5500 Wayzata Boulevard, Suite 725, Golden Valley, MN 55416
Date Filed: 8/24/1998
Expiration: 08/24/2003
Description of Secured Property: Account # 64120933; 1 Model A25-UDB I -9S-256CD Serial # 828F28D5; I Model 2230A; 3 Model 5214A; I Model 6213A; I Model X3iiL; I Model SOLS 2.6

Secured Party: Sanwa Leasing Corporation, P.O. Box 7023, Troy, MI 48007 Date Filed: 04/21/1997
Expiration: 04/21/2002
Description of Secured Property: 586 Dell P133 Notebook S/N 7YNY5

Secured Party: IBM Credit Corporation, P.O. Box 105061, Atlanta, GA 303489 Date
Filed: 04/11/1997 Expiration: 04/11/2002 Description of Secured Property: All of Debtor's right, title and interest in and to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereof and documents therefor; (b) all accounts, contract rights, chattel paper, instruments, and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.

Secured Party : Sun Microsystems Finance, 5500 Wayzata Boulevard, Suite 725, Golden Valley, MN 55416
Date Filed: 03/22/1999
Expiration: 03/22/2004
Description of Secured Property: Account #64121823AB; I Model A22UEAIA9L A256CG Serial # FW83740356; I Model X7121A Serial # 9838KNI996; I Model X7033A; 1 Model X1032A Serial # 043344; 1 Model X1032A Serial # 053337; 1 Model X3856A; I Model SG-XDSKOIOA-9G Serial # 836G2491; I Model SG-XDSKOIOA-9G 836G2493; I Model SG-XDSK01OA-9G Serial # 836G2495; I Model SG-XTAP4MM 01 IA Serial # 839GO181

Secured Party : Inter-Tel Leasing, Inc., 6955 Portwest Drive, Suite 190, Houston, TX 77024 Date Filed: 04/11/1997
Expiration: 04/11/2002 Description of Secured Property: AXXESS Telephone System, including all substitutions, modifications, replacements and proceeds thereof

Secured Party : Lease Acceptance Corporation, 30955 Northwestern Highway, Farmington Hills, MI, 48334
Date Filed: 10/22/1997
Expiration: 10/22/2002
Description of Secured Property: Computer hardware, software and peripherals of Lease Agreement Number 118000; 2 Proliant 800 6/200-4300 4.3GB HD, Serial Numbers D719BJW30703, D719BJW307; 2 32MB Memory Module for Compaq Work; 2 4/16G, Turbodat DRV, F/DP XL; 20 4MM 120M Data Cortridge I PK 4.OGB; 2 WNT SVR 4.0, 5 CLT, CD; 2 Syncmaster 3 14".28MM Monitor Serial Numbers H8WG901140, HMEG801043; 2 INT Standard-Wide, SCSI-2 ADPT; 1 Proliant 800 6/200-4300 4.3 G13 HD, 3 Serial Number D719BJW30720; I 32MB Memory Module for Compaq work; 1 4/16, Turbodat DRV, F/DP XL; 10 4MM 120M Data Cartridge lPK 4.OGB; 1 6Ne, 17" 1280NI,.28, 75HZ, ES, P&P Serial Number H7NG600490; 1 SCO open server desktop system V5; I SCO open server Development System; I INT Standard-Wide, SCSI ADPT; I SCO Driver

Secured Part : Sun Microsystems Finance, 5500 Wayzata Boulevard, Suite 725, Golden Valley, MN 55416
Date Filed: 11/02/1998
Expiration: 11/02/2003
Description of Secured Property: Account #64121823AA; I Model A22UEAIA9L
A256CG Serial # FW83740367; I X7121A Serial # 9836KN2531; I Model X7033A; I
Model X1032A Serial # 053561; 1 Model X1032A Serial # 053581; 4 Model X3856A; I Model SG-XDSKOIOA-9G Serial # 836G2477; 1 Model SG-XDSKOIOA-9G Serial # 836G2488; I Model SG-XDSKOIOA-9G Serial # 836G2614; I Model SG-XTAP4MM
OlOA Serial 838GI801

Secured Party : IKON Office Solutions, 5850 Corporation Circle, Ft. Myers, FL 33905
Date Filed: 03/12/2001
Expiration: 03/12/2006
Description of Secured Property: Canon IR5000 NRF 05924 Finisher XCJ12971 Print Board; Canon IR5000 NRF 00150 Finisher XCJ13160 Print Board; Canon 9500 UFL06350

Secured Party : IKON Office Solutions, Inc., 2725 Center Place, Melbourne, FL 32940
Date Filed: 05/12/1997
Expiration: 05/12/2002
Description of Secured Property: Canon 6050 Copier NDK2105 1; Stapler Sorter ZDW53961; Laserclass, 7500 UBZ53160; Canon L4000 Fax ULM16757; Canon L4000 Fax ULM 16753; Laserclass 7500 Cabin; Canon 6016 Copier; Document Feeder ZBV06437; Power Supply Unistapler Sorter ZCCI 1213

Secured Party : Sanwa Leasing Corporation, P.O. Box 7023, Troy, MI 48007
Date Filed: 03/04/1997
Expiration: 03/04/2002
Description of Secured Property: 2 586 Dell Pent Notebooks Serial Numbers 82JCZ, 82JF2

Secured Party: Hewlett-Packard Company Finance & Remarketing Division, 20 Perimeter Summit Blvd., Atlanta, GA 30319
Date Filed: 04/14/00
Expires:  04/14/05
Status:  No filing history
Description of Secured Property: All of lessee's right title and interest in the equipment now or hereafter leased from Lessor by Lessee pursuant to Financing Agreement Number LISTED BELOW, together with all schedules, amendments, renewals and modifications thereto, and purchase orders executed thereunder, including without limitation, all computer, medical, analytical, instrumentation, all computer data communication and network control equipment, software and firmware, and all additions, accessions, substitutions, attachments, improvements, repairs thereto and therefor, whether currently existing or hereafter arising, and all proceeds of such equipment and financing Agreement (including insurance proceeds). 24326

Secured Part : EMC Corporation, 171 South Street, Hopkinton, MA 01748, assigned 9/01/00 to Fleet Business Credit Corporation, 1 S Wacker Drive, Chicago, IL 60606
Date Filed: 05/11/00
Expires: 05/11/05
Status: No filing history
Description of Secured Property: (1) Symmetrix 3830-36; (14) 3030-36M2; (1) MEM2 5120; (2) DP2-FCD2; See Master Lease Agreement Supplement (12154/1); Including but not limited to all replacements, parts, repairs and attachments, incorporated therein or affixed thereto, now owned or hereafter acquired.

                                    Illinois

Secured Party : Sun Microsystems Finance, 5500 Wayzata Boulevard, Suite 725, Golden Valley, MN 55416 Date filed: 01/20/2000 Description of Secured Property:
Invoice # 1945 8 1; 2 Item At 4-UJC I -9S E8/400 128MB/9 I GB/CD 128 CJ, Serial 4's 947H24A9, 947H249D; 4 X7003A Opt Memory 128MB (2*64MB); 2 X1059A OPT SBUS
FASTETHERNET 2.0/SW Serial #'s 174523, 174670; 2 X31 I L North American/Asia PWR CRD KT; 2 SOLMS-o7DW9999 Solaris 7 8/99 English Svr; 2 SLSIX-1 10-W999 PC NetLink RTU SS UC E5S-E3500

Secured Party : Sun Microsystems Finance, 5500 Wayzata Boulevard, Suite 725, Golden Valley, MN 55416 Date filed: 06/12/1997 Description of Secured Property:
Account #64114193; 2 Model A14-UBA2-IE-128AB Serial #'s 717FODAA, 717FOD89; I Model S5TXI-170-32-PI7 Serial # 716C1343; I Model NETRA-1-3-1-212-Serial # 717FODE4; I Model SOLDC; I Model X350OA; 3 Model X6280A Serial #'s 703G2003, 703G1933, 703GI929; I Model X322A Serial # 9714GN2247; I Model X7002A; I Model X1018A Serial # 044574; 1 Model X5503A Serial # 712G7651; I Model X6003A; I Model X6156A Serial # 9715904588

Secured Party: IBM Credit Corporation, 2707 W. Butterfield Rd., Oak Brook, IL 60521
Original Debtor: Dev-Tech Associates, Inc., 1280 Iroquois Drive, Suite
300, Naperville, IL 60563 Date Filed: 11/20/1992 Description of Secured
Property: All of Debtor's right, title and interest in and to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereof and documents therefor; (b) all accounts, contract rights, chattel paper, instruments, and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.

o Amendment Filed on Form UCC-3: 10/27/1995; amend debtor's address to 280 West Shuman Boulevard, Suite 100, Naperville, IL 60563
o Amendment Filed on Form UCC-3: 09/10/1996; amend debtor's name to read
  Devsys, Inc.
o Amendment Filed on Form UCC-3: 10/24/1996; amend debtor's name to read NeoMedia Technologies, Inc.
o Amendment Filed on Form UCC-3: 02/19/1997; include additional location to debtor's address: 2201 Second Street, Suite 600, Fort Myers, FL 33901
o Continuation Filed on Form UCC-3: 11/25/1997; continue filing dated 11/20/1992
o Amendment Filed on Form UCC-3: 03/23/1998; amend secured party's zip code to 60523

o Amendment Filed on Form UCC-3: 03/29/2000; amend secured party's address to read: P.O. Box 105061, Atlanta, GA 30348-9990

Secured Party: IBM Credit Corporation, 2707 W. Butterfield Rd., Oak Brook, IL 60521
Original Debtor: Devsys, Inc., 280 West Shuman Boulevard, Suite 100, Naperville, IL 60563
Date Filed: 09/10/1996
Description of Secured Property: All of Debtor's right, title and interest in and to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereof and documents therefor; (b) all accounts, contract rights, chattel paper, instruments, and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.

o Amendment Filed on Form UCC-3: 10/24/1996; amend debtor's name to read NeoMedia Technologies, Inc.
o Amendment Filed on Form UCC-3: 02/18/1997; include additional location to debtor's address: 2201 Second Street, Suite 600, Fort Myers, FL 33901
o Amendment Filed on Form UCC-3: 03/23/1998; amend secured party's zip code to 60523
o Amendment Filed on Form UCC-3: 03/29/2000; amend secured party's address to read: P.O. Box 105061, Atlanta, 0GA 30348-9990
o Continuation Filed on Form UCC-3: 04/23/2001; continue filing dated 09/10/1996

                                DuPage County, IL

UCC Debtor Search: Clear through June 29, 2001

Lee County, FL

UCC Debtor Search: Clear through June 30, 2001

Broward County, FL

Secured Part        Bank of America, N.A., P.O. Box 31711, Charlotte, NC 24231
Date Filed:          05/11/00
Expires:             05/11/05
Status:             No filing history

Description of Secured Property: Equipment: Specific Equipment Limited to any and all of Debtor's assets held as equipment which are specifically described in the space below, together with all increases, parts, fittings, accessories, equipment and special tools now or hereafter affixed to any part thereof or used in connection therewith including the following (attach schedule if necessary):
Telephone Equipment [Ft. Lauderdale office]

                               PATENTS, TRADEMARKS
                        AND COPYRIGHTS SECURITY AGREEMENT

THIS PATENTS, TRADEMARKS AND COPYRIGHTS SECURITY AGREEMENT is made on the 11th day of July, 2001 between NeoMedia Technologies, Inc., Inc., a corporation of the State of Delaware, having an address of 2201 Second Street, Suite 600, Fort Myers, Florida ("Grantor"), and AirClic Inc., a corporation of the State of Delaware., having an office at 512 Township Line Road, Building 5, Suite 200, Blue Bell PA 19422 (the "Lender").

                                   WITNESSETH:

WHEREAS, pursuant to a certain Secured Promissory Note dated as of the date hereof (the "Note"), the Lender has agreed to make a loan to the Grantor in the principal amount of up to $2,000,000 (the "Loan"); and

WHEREAS, the Grantor owns the United States copyright registrations and applications therefor listed on Schedule A hereto ("Copyrights"), the United States patents listed on Schedule B hereto ("Patents"), and the United States trademark registrations and applications therefor listed on Schedule C hereto ("Trademarks"); and

WHEREAS, pursuant to the Note, the Grantor is required to and has conveyed and granted to Lender a collateral security interest in, among other things, all right, title and interest (if any) of the Grantor in, to and under all of the Grantor's Copyrights, Patents and Trademarks, whether presently existing or hereafter arising or acquired, to secure all obligations of the Grantor to Lender; and

WHEREAS, capitalized terms used herein but not defined shall have the respective meanings given such terms in the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor does hereby absolutely grant and convey to Lender a collateral security interest in all of the Grantor's Copyrights, Patents and Trademarks, if any, whether presently existing or hereafter arising or acquired:

(a) Each of the Copyrights which are presently, or in the future may be, owned by the Grantor, in whole or in part, in the United States, as well as any registrations or applications for a United States copyright registration now or hereafter made with the United States Copyright Office by the Grantor, as the same may be updated hereafter from time to time;

(b) Each of the Patents, which are presently, or in the future may be issued to the Grantor, in whole or in part, as the same may be updated thereafter from time to time; and

(c) Each of the Trademarks, which are presently, or in the future may be owned by the Grantor, in whole or in part, as well as all registrations or applications for Trademarks now or hereafter owned by the Grantor, as the same may be updated hereafter from time to time.

Said security interest includes, without limitation, all proceeds thereof, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, in the United States.

1) Grantor covenants and warrants that:

(a) It is true and lawful exclusive owner of all the Copyrights listed on Schedule A (if any) and that said Copyrights constitute all the United States Copyrights registered in the United States Copyright Office from 1938 to date, and applications for United States Copyrights that the Grantor now owns;

(b) It owns all the Patents listed on Schedule B (if any) and that said Patents constitute all the United States Patents issued to it by the United States Patent and Trademark Office and that the Grantor now owns;

(c) It owns all the Trademarks listed on Schedule C (if any) and that said Trademarks constitute all the United States Trademarks registered in the United States Patent and Trademarks Office and applications for Trademarks that the Grantor now owns;

(d) The Grantor agrees, at Lender's request and expense, on a semi-annual basis, to execute such additional agreements with respect to any now Patents, Trademarks and/or Copyrights, whether filed or issued, and in which the Grantor hereinafter obtains rights. Except as set forth on Schedule D hereinafter, the Grantor further warrants that it is not aware of any third party claim that any of the aspects of the Grantor's present business operations infringe on any Patent, Trademark or Copyright. The Grantor grants to Lender an absolute power of attorney to sign any document which will be required by the United States Copyright Office or the United States Patent and Trademark Office in order to record the security interests in the Patents, Trademarks and Copyrights;

(e) The Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable;

(f) To the best of its knowledge, Grantor owns each of the Patents, Trademarks and Copyrights, free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses, registered user agreements, and covenants by Grantor not to sue third persons, other than the grant to Lender pursuant to this , subject to (i) any and all liens, claims or encumbrances disclosed in the Note, and (ii) any and all licenses granted thereon to date;

(g) To its knowledge, Grantor has the unqualified right to enter into this Agreement and perform its terms;

(h) Grantor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights;

i) At its own expense, the Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss.41 to maintain in force rights under each patent, to the extent that Grantor, in the exercise of its reasonable business judgment, deems advisable;

(j) The Grantor hereby agrees not to divest itself of any material right under any Copyright, Trademark and/or Patent, which divestiture could have a material adverse effect on Grantor's business, its properties, or its ability to perform its obligations under the Loan Agreement; and

(k) The Grantor agrees to promptly, upon receipt of an opinion of counsel, furnish Lender in writing all pertinent information available to the Grantor with respect to any infringement or other violation of the Grantor's tights in any Copyright, Trademark and/or Patent, which infringement or violation could have a material adverse effect on the Grantor, its properties or its ability to perform its obligations under the Loan Agreement and other Loan Documents (as defined in the Loan Agreement). To the extent that the Grantor in the exercise of its reasonable business judgement deems advisable, the Grantor further agrees to take legal action against any Persons infringing upon any Copyright, Trademark and/or Patent to the extent such infringement could have a material adverse effect on the Grantor, its properties or its ability to perform its obligations under the Loan Agreement or other Loan Documents.

2) If, before the Obligations have been satisfied in full, Grantor shall obtain rights to any new Trademark or new Copyright, or become entitled to the benefit of any patent for reissue, division continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, then the provisions hereof shall automatically apply thereto and Grantor shall give to the Lender prompt notice thereof in writing.

3) Grantor authorizes Lender to modify Schedule , Schedule B and Schedule C of this Agreement, in writing, to include any future Patents, Trademarks or Copyrights covered hereby.

4) Upon and during the occurrence of any Event of Default under the Note and subject to Grantor's right to cure thereunder:

(a) Lender shall have, in addition to all other rights and remedies given to it by this Agreement, the Note, those rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks, or Copyrights may be located, including, without limitation, the right to sue for past, present, and future infringements thereof, and

(b) Lender may, in addition to any other remedies which may be available to Lender, without being deemed to have made an election of remedies, and without the assignment hereunder being deemed to be anything less than an absolute assignment, immediately, without demand of performance and without other notice (except as may be set forth below) or demand whatsoever to Grantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale (or, to the extent required by law, otherwise realize upon in a commercially reasonable manner), all or from time to time, any of the Patents, Trademarks, or Copyrights, or any interest which the Grantor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents, Trademarks, or Copyrights all reasonable expenses (including all reasonable expenses for broker's fees and legal services), may apply the residue of such proceeds to the payment of the Obligations. Any remainder of the proceeds after the payment in full of the Obligations shall be paid over to the Grantor. Notice of any sale or other disposition of the Patents, Trademarks, or Copyrights shall be given to Grantor at least ten (10) business days before the time of any intended public or private sale or other disposition of the Patents, Trademarks, or Copyrights is to be made, which notice Grantor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks, or Copyrights, free from any right or equity of redemption on the part of Grantor, which right and equity of redemption are hereby waived and released.

5) At such time as Grantor shall completely satisfy all of the Obligations, this Agreement shall terminate and Lender shall promptly execute and deliver to Grantor at Grantor's expense all releases and other instruments as may be necessary or proper to release the security interest in and to the Patents, Trademarks, or Copyrights, subject to any disposition thereof which may have been made by Lender pursuant hereto and in accordance with the terms hereof.



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


6) To the extent that Grantor in the exercise of its reasonable business judgement deems it advisable, Grantor shall have the duty, through counsel of its own choosing, to litigate diligently any actions for or of the Patents, Trademarks, or Copyrights pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are reasonably necessary or desirable to preserve and maintain all rights in the Patents, Trademarks, or Copyrights, Any expenses incurred in connection with the Patents, Trademarks, and Copyrights shall be borne by Grantor. The Grantor shall not abandon any Patents, Trademarks, or Copyrights other than in the ordinary course of business without the consent of Lender, which consent shall not be unreasonably withheld.

7) If Grantor fails to comply with any of its obligations hereunder, Lender may do so in Grantor's name or in Lender's name, but at Grantor's expense, and Grantor hereby agrees to reimburse Lender in full for all expenses, including reasonable attorney's fees, incurred by Lender in protecting, defending and maintaining the Patents, Trademarks, or Copyrights.

8) No course of dealing between Grantor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder of under the Loan Agreement, or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9) All of Lender's rights and remedies with respect to the Patents, Trademarks, or Copyrights, whether established hereby or by the Loan Agreement, or by any other agreement(s) or by law, shall be cumulative and may be exercised singly or concurrently.

10) The provisions of this Agreement are severable, and if any clause of provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

11) This Agreement is subject to modification only by a writing signed by the parties, except as provided elsewhere herein.

12) The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

13) The validity of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of Delaware.

14) This Agreement and the Note embody the entire agreement and understanding between the Grantor and Lender and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.




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



WITNESS the execution hereof under seal as of the day and year first above written.

ATTEST:                                       NEOMEDIA TECHNOLOGIES, INC.

BY: /s/ Marianne Lepera                       BY: /s/ Charles W. Fritz
    -------------------                         ----------------------
Name: Marianne Lepera                         Name: Charles W. Fritz
Title: Asst Secretary & GC                    Title: CEO & President

                                              AIRCLIC INC.
                                              BY: /s/ John E. Parker
                                              Name: John E. Parker
                                              Title: EVP



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